Form of Director Restricted Stock Award
August 21, 2006
WORLD AIR HOLDINGS, INC.
RESTRICTED STOCK AWARD
     This RESTRICTED STOCK AWARD (the “Award”) is made and entered into as of the ___day of ___, 200___by and between World Air Holdings, Inc. (the “Company”), a Delaware corporation, and ___(the “Director”).
     Upon and subject to the Additional Terms and Conditions attached hereto and incorporated herein by reference as part of this Award, the Company hereby awards as of the Grant Date to the Director the Restricted Shares described below pursuant to the World Air Holdings, Inc. Amended and Restated 1995 Stock Incentive Plan (the “Plan”) in consideration of the Director’s services to the Company (the “Restricted Stock Award”).
A.	Grant Date: .

B.	Restricted Shares: ___shares of the Company’s common stock (“Common Stock”), $.001 par value per share.

C.	Vesting Schedule: The Restricted Shares shall vest according to the Vesting Schedule attached hereto as Schedule 1 (the “Vesting Schedule”). The Restricted Shares which have become vested pursuant to the Vesting Schedule are herein referred to as the “Vested Shares.” As provided on Schedule 1, any and all unvested Restricted Shares determined as of the Director’s termination of service on the Board of Directors of the Company will be forfeited and returned to the Company.
     IN WITNESS WHEREOF, the Company and Director have signed this Award as of the Grant Date set forth above.

World Air Holdings, Inc.

By:

Title:

Director

ADDITIONAL TERMS AND CONDITIONS OF
WORLD AIR HOLDINGS, INC.
RESTRICTED STOCK AWARD
     1. Issuance of Restricted Shares.
     (a) The Company shall issue the Restricted Shares as of the Grant Date by the issuance of share certificate(s) evidencing Restricted Shares to the Secretary of the Company or such other agent of the Company as may be designated by the Committee (the “Share Custodian”). Evidence of the Restricted Shares in the form of share certificate(s) shall be held by the Company or Share Custodian, as applicable, until the Restricted Shares become Vested Shares in accordance with the Vesting Schedule. The Director shall complete an irrevocable stock power in favor of the Share Custodian in substantially the form of Exhibit A attached hereto to effect the provisions of this Section 1.
     (b) When the Restricted Shares become Vested Shares, the Company or the Share Custodian, as the case may be, shall deliver the Vested Shares by physical delivery of the share certificate(s) to a broker designated by the Company (the “Designated Broker”) for the benefit of an account established in the name of the Director. If the number of Vested Shares includes a fraction of a share, neither the Company nor the Share Custodian shall be required to deliver the fractional share to the Director, and the Company shall pay the Director the amount determined by the Company to be the estimated fair market value therefor. At any time after receipt by the Designated Broker, the Director may require that the Designated Broker deliver the Vested Shares to the Director pursuant to such arrangements or agreements as may exist between the Designated Broker and the Director.
     (c) In the event that the Director forfeits any of the Restricted Shares, the Company shall cancel the issuance on its stock records and the Share Custodian shall promptly deliver the share certificate(s) representing the forfeited shares to the Company.
     (d) Director hereby irrevocably appoints the Share Custodian, and any successor thereto, as the true and lawful attorney-in-fact of Director with full power and authority to execute any stock transfer power or other instrument necessary to transfer any Restricted Shares to the Company in accordance with this Award, in the name, place, and stead of the Director. The term of such appointment shall commence on the Grant Date of this Award and shall continue until the last of the Restricted Shares are delivered to the Director as Vested Shares or are returned to the Company as forfeited Restricted, Shares as provided by the applicable terms of this Award.
     (e) Until the Restricted Shares become Vested Shares, the Director shall be entitled to all rights applicable to holders of shares of Common Stock including, without limitation, the right to vote such shares and to receive dividends or other distributions thereon as provided by Section 2, except as expressly provided in this Award.

     (f) In the event the number of shares of Common Stock is increased or reduced as a result of a subdivision or combination of shares of Common Stock or the payment of a stock dividend or any other increase or decrease in the number of shares of Common Stock or other transaction such as a merger, reorganization or other change in the capital structure of the Company, the Director agrees that any certificate representing shares of Common Stock or other securities of the Company issued as a result of any of the foregoing shall be delivered to the Share Custodian and shall be subject to all of the provisions of this Award as if initially granted hereunder.
     2. Dividends. The Director shall be entitled to dividends or other distributions paid or made on Restricted Shares but only as and when the Restricted Shares to which the dividends or other distributions are attributable become Vested Shares. Dividends paid on Restricted Shares will be held by the Company and transferred to the Director, without interest, on such date as the Restricted Shares become Vested Shares. Dividends or other distributions paid on Restricted Shares that are forfeited shall be retained by the Company.
     3. Restrictions on Transfer of Restricted Shares. General Restrictions. The Director shall not have the right to make or permit to exist any transfer or hypothecation, whether outright or as security, with or without consideration, voluntary or involuntary, of all or any part of any right, title or interest in or to any Restricted Shares. Any such disposition shall be deemed null and void. The Director may not sell, pledge or otherwise directly or indirectly transfer (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in or any beneficial interest in any Restricted Shares. Any sale, pledge or other transfer (or any attempt to effect the same) of any Restricted Shares shall be void, and the Company shall not record such transfer, assignment, pledge or other disposition on its books or treat any purported transferee or pledgee of such Restricted Shares as the owner or pledgee of such Restricted Shares for any purpose.
     4. Additional Restrictions on Transfer.
     (a) In addition to any legends required under applicable securities laws, the certificates representing the Restricted Shares shall be endorsed with the following legend:
TRANSFER IS RESTRICTED
The securities evidenced by this certificate are subject to restrictions on transfer and forfeiture provisions which also apply to the transferee as set forth in a restricted stock Award, dated ___, 200___, a copy of which is available from the Company.
     (b) Opinion of Counsel. No holder of Vested Shares may sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in or any beneficial interest in any Vested Shares, except (i) pursuant to an effective registration statement under the Securities Act of 1933 (“Securities Act”), or (ii) in a transaction that fully complies with Rule 144 thereunder, without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such transfer.
     5. Change in Capitalization.
     (a) The number and kind of Restricted Shares shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Common Stock to holders of outstanding shares of Common Stock or any other increase or decrease in the number of shares of Common Stock outstanding effected without receipt of consideration by the Company. No fractional shares shall be issued in making such adjustment. All adjustments made by the Committee under this Section shall be final, binding, and conclusive.
     (b) In the event of a merger, consolidation, extraordinary dividend (including a spin-off), reorganization, recapitalization, sale of substantially all of the Company’s assets, other change in the capital structure of the Company, tender offer for shares of Common Stock or a Change of Control, an appropriate adjustment shall be made as determined by the Committee in its discretion with respect to the Restricted Shares such that other securities, cash or other property may be substituted for the Common Stock held by Share Custodian.
     (c) The existence of the Plan and the Restricted Stock Award shall not affect the right or power of the Company to make, effect or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or part of its business or assets, or any other corporate act or proceeding.
     6. Governing Laws. This Award shall be construed, administered and enforced according to the laws of the State of Georgia; provided, however, no Restricted Shares shall be issued except, in the reasonable judgment of the Committee, in compliance with exemptions under applicable state securities laws of the state in which the Director resides, and/or any other applicable securities laws.
     7. Successors. This Award shall be binding upon and inure to the benefit of the heirs, legal representatives, successors, and permitted assigns of the parties.
     8. Notice. Except as otherwise specified herein, all notices and other communications under this Award shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein. Notices sent to the Company shall be addressed to the attention of the Secretary of the Company.
     9. Severability. In the event that any one or more of the provisions or portion thereof contained in this Award shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Award, and this Award shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.
     10. Entire Agreement. Subject to the terms and conditions of the Plan, this Award expresses the entire understanding and agreement of the parties with respect to the subject matter. This Award may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.
     11. Headings and Capitalized Terms. Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Award. Capitalized terms used, but not defined, in this Award shall be given the meaning ascribed to them in the Plan
     12. Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Award, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.
     13. No Right to Continued Relationship. Neither the establishment of the Plan nor the Restricted Stock Award made pursuant to this Award shall be construed as giving Director the right to any continued service relationship with the Company or any affiliate of the Company.

EXHIBIT A
Irrevocable Stock Power
     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___a total of ___shares of the Common Stock, par value $.001 per share, of World Air Holdings, Inc. registered in the name of the undersigned on the stock transfer records of World Air Holdings, Inc. and represented by Stock Certificate No. ___of World Air Holdings, Inc.; and the undersigned does hereby irrevocably constitute and appoint ___, his attorney-in-fact, to transfer the aforesaid shares on the books of World Air Holdings, Inc., with full power of substitution; and the undersigned does hereby ratify and confirm all that said attorney-in-fact lawfully shall do by virtue hereof.

Date:
(Print Name)

(Signature)

IN THE PRESENCE OF:

(Print Name)

(Signature)

Exhibit A-Page 1 of 1

SCHEDULE 1
WORLD AIR HOLDINGS, INC.
RESTRICTED STOCK AWARD
Vesting Schedule
I.	The Restricted Shares shall become vested in accordance with the following Vesting Schedule:

Percentage of Restricted Shares
Vesting Dates	which are Vested Shares
Before	0%
and thereafter	100%
II.	The Director shall become vested in the stated percentage of Restricted Shares as of the applicable Vesting Date(s) indicated in the above Vesting Schedule. If and when the Director no longer serves as a member of the Board of Directors of the Company (or of a successor to the Company immediately following a transaction of the type described in clauses (A) or (B) of paragraph IV(iii) of this Vesting Schedule), regardless of the reason, any remaining Restricted Shares that have not become Vested Shares will be forfeited.

III.	Notwithstanding the provisions of Sections I or II above, in the event of the occurrence of any Change of Control following the Grant Date but prior to the time the Director no longer serves as a member of the Board of Directors of the Company (or of a successor to the Company immediately following a transaction of the type described in clauses (A) or (B) of paragraph IV(iii) of this Vesting Schedule), any previously unvested Restricted Shares shall become immediately vested.

IV.	For purposes of this Vesting Schedule, the term “Change of Control” shall mean the occurrence of any one or more of the following events:
(i)	any Person, other than the Company, is or becomes the Beneficial Owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities; or

(ii)	during any period of two (2) consecutive years (not including any period prior to the Grant Date), individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in paragraphs (i), (iii) or (iv) or this Section IV) whose election by the Board of Directors of the Company or nomination for election by the stockholders of the Company was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the

Exhibit A-Page 1 of 2

beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the members of the Board of Directors of the Company (or of a successor to the Company immediately following a transaction of the type described in clauses (A) or (B) of paragraph IV(iii) of this Vesting Schedule); or

(iii)	the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, at least 50% of the combined voting power of the voting securities of the Company or of such surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company’s then outstanding securities; or

(iv)	the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.
For purposes of this Section IV, the term “Person” shall have the meaning given in Section (3)(a)(9) of the Exchange Act, as modified and used in Section 13(d) and 14(d) thereof; however, a Person shall not include (i) World Air Holdings, Inc. or any of their subsidiaries or affiliates; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of World Air Holdings, Inc. or any of their subsidiaries; (iii) an underwriter temporarily holding securities of the Company pursuant to an offering of such securities; or (iv) a corporation owned, directly or indirectly, by the stockholders of World Air Holdings, Inc. in substantially the same proportions as their ownership of stock of World Air Holdings, Inc.

Schedule 1-Page 2 of 2